TRANSFER NOTICE

October 27, 2006

Cenlar FSB, as Servicer

P.O. Box 77400

425 Phillips Boulevard

Trenton, New Jersey 08628

You are hereby notified that as of October 27, 2006 (the “Effective Date”), the undersigned has transferred the Securitized Loans listed on the attached schedule (the “Securitized Loans”) to MASTR Asset Securitization Trust 2006-3 (the “Trust”).  The attached schedule also contains a field which sets forth the Servicing Fee Rate(s) and the Prepayment Charge Schedule.  You agree to service such Securitized Loans as Securitized Loans under that certain Servicing Agreement dated as of January 1, 2006 (the “Servicing Agreement”), by and among Cenlar FSB, as servicer (the “Servicer”), UBS Real Estate Securities Inc., as seller (the “Seller”) and Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”).  In addition, you shall recognize the Trust or the Master Servicer or U.S. Bank National Association (the “Trustee”), acting as agents for the Trust, as having the same rights as UBS as Seller under the Servicing Agreement with respect to such transferred Securitized Loans.  The address for notice for the Trustee for these Securitized Loans is EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention:  Structured Finance—MASTR Asset Securitization Trust 2006-3.

[SIGNATURE PAGE FOLLOWS]

UBS REAL ESTATE SECURITIES INC., as Seller

By:                /s/ Sameer Tikoo
Name:          Sameer Tikoo
Title:            Associate Director

Acknowledged by:

CENLAR FSB, as Servicer

By:____/s/ Stephen W. Gozdan___________

Name:       Stephen W. Gozdan

Title:         Sr. Vice President & CFO

Schedule

On File at UBS Securities LLC